Exhibit 99.1

For information contact:

J.J. Pellegrino

Chief Financial Officer

LeMaitre Vascular Inc.

781-425-1691

jpellegrino@lemaitre.com

LeMaitre Q4 2012 Sales $14.8mm (+12% Organic), Op. Profit $0.9mm

- Direct-to-Hospital in Additional Geographies -

BURLINGTON, MA, February 26, 2013 — LeMaitre Vascular, Inc. (NASDAQ: LMAT), a provider of peripheral vascular devices and implants, today reported Q4 2012 and full-year 2012 financial results. The Company posted Q4 sales of $14.8mm and operating income of $0.9mm, and full-year 2012 sales of $56.7mm and operating income of $4.2mm. In addition, the Company initiated several direct-to-hospital agreements, approved an increased quarterly cash dividend of $0.03 per share, and provided Q1 2013 and full-year 2013 guidance.

Q4 2012 reported sales increased 10% over Q4 2011, while sales increased 12% organically. International sales increased 17% organically, while the Americas grew 10%. Unit sales increased 9% in Q4 2012. For the full-year 2012, reported sales declined 2%, while sales increased 8% organically. Reported sales declined due to the Company’s Q3 2011 stent graft exit as well as the comparatively weaker Euro. Unit sales increased 11% in 2012.

Gross margin in Q4 2012 was 70.5%, vs. 71.0% in Q4 2011, as higher average selling prices and improved manufacturing efficiencies were offset by XenoSure transfer costs and an unfavorable product mix. Full-year 2012 gross margin was 72.0% vs. 69.7% in 2011, driven by improved manufacturing efficiencies and higher average selling prices.

Q4 2012 operating income was $0.9mm vs. $0.8mm in Q4 2011. The increase was due to higher sales, partially offset by higher operating expenses. Full-year 2012 operating income was $4.2mm vs. $3.7mm in 2011. This 15% increase was primarily due to reduced special charges and the 230 basis point improvement in gross margin. The Company’s operating margin in the full-year 2012 was 7%.

Q4 2012 net income was $0.7mm or $0.04 per diluted share, vs. $0.3mm, or $0.02 per diluted share in Q4 2011. Full year 2012 net income increased 20% to $2.6mm, or $0.16 per diluted share, vs. $2.1mm, or $0.13 per diluted share, in 2011.

George W. LeMaitre, Chairman and CEO commented, “12% organic growth in Q4 was an exclamation mark to a strong 2012. For the full year, our renewed focus on open vascular and continued geographic expansion combined to produce record non-stent graft sales and record operating profits. We also completed the XenoSure acquisition, launched two new products, increased the size of our sales force and improved our gross margin by 230 basis points.”

Total operating expenses in Q4 2012 were $9.5mm, vs. $8.7mm in the year earlier quarter. This 9% increase was largely driven by additional sales personnel, higher sales commissions, and increased product development engineers and related expenses. For all of 2012, total operating expenses were $36.6mm, nearly flat versus 2011. Excluding special charges, operating expenses for 2012 increased 5% vs. 2011 due to additional sales personnel, higher sales commissions, increased product development and more direct marketing.

The Company ended 2012 with 81 sales representatives, up from 78 at year-end 2011; all rep headcount growth took place internationally in 2012.

In Q4 2012, first-in-man procedures were performed with the MultiTASC device and the 1.5mm LeMaitre Valvulotome. These two products are scheduled to launch in mid-2013.

Cash and marketable securities were $16.4mm at December 31, 2012, a decrease of $4.2mm during the quarter, largely due to $4.3mm of XenoSure buyout payments.

A reconciliation of GAAP to non-GAAP (“organic”) results is included in the tables attached to this release.

XenoSure Transfer

The Company acquired the manufacturing and distribution rights to the XenoSure biologic patch from Neovasc, Inc. on October 29, 2012 for $4.6mm. The Company recorded XenoSure revenues of $5.1mm in 2012, a 67% increase vs. 2011. In Q4 2012, the Company incurred $0.2mm of incremental expenses related to the transfer, and now expects to incur $1.1mm of incremental expenses in 2013. The Company expects XenoSure’s gross margin to improve in 2014.

Direct-to-Hospital Initiatives

In November 2012 the Company opened a sales office in Toronto, Canada, and expects to begin shipping product from that location in March 2013. The Company estimates that it will employ five Canadian sales representatives and a general manager by year-end 2013. In October 2012, the Company announced that it would begin selling direct-to-hospital in Switzerland, and has hired two Swiss sales representatives. In December 2012, the Company agreed to terminate its distributor for a certain Japanese territory, and will begin selling direct-to-hospital in this territory through its existing 8 person Japanese sales force. In January 2013, the Company also agreed to terminate its LifeSpan distributor in certain French territories, and will begin selling LifeSpan direct-to-hospital in those territories through its existing 6 person French sales force.

Quarterly Dividend

The Company’s Board of Directors approved an increase in the quarterly cash dividend to $0.03 per share of common stock. The dividend will be paid on April 3, 2013 to shareholders of record on March 20, 2013. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to the determination of the Board of Directors.

Business Outlook

The Company expects Q1 2013 sales of $15.0mm (+8% organic versus Q1 2012), and operating income of $0.7mm. The Company expects 2013 full-year sales of $61.5mm (+8% organic vs. 2012), and operating income of $5.0mm (8% operating margin). Q1 and full-year 2013 guidance includes the effects of recently announced initiatives: XenoSure, Canada, Switzerland, Japan and France, as well as the 2.3% excise tax associated with the Affordable Care Act.

Conference Call Reminder

Management will conduct a conference call at 5:00 p.m. EST today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 800-901-5218 (+1 617-786-4511 for international callers), using pass-code 42079143. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease, a condition that affects more than 20 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales and growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and other events. The Company refers to this calculation of non-GAAP sales amounts and percentages as “organic.” Prior to the fourth quarter of 2011, divestitures were adjusted from the current year reported sales. Subsequent to and including the fourth quarter of 2011, the Company has calculated the “organic” sales amounts by adjusting amounts attributable to divested products in the prior year reported sales. The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. During Q3 2011, the Company completed its divestiture of the TAArget and UniFit product lines and ceased distributing the Endologix Powerlink stent graft.

Forward-Looking Statements

The Company’s current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, statements regarding the Company’s expectations regarding its XenoSure product line, its plans to sell directly in certain markets and the Company’s expectations regarding Q1 2013 and 2013 sales and operating income levels are forward-looking. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk that the XenoSure product is not as accretive and does not achieve the gross margins currently anticipated by the Company; the risk that the Company experiences increased expense, production delays or quality difficulties in the transition of the XenoSure manufacturing operations; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; risks related to product demand and market acceptance of the Company’s products; risks related to attracting, training and retaining sales representatives and other employees in new markets such as Switzerland and Canada; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; adverse conditions in the general domestic and global economic markets and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Financial Statements

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	December 31, 2012	December 31, 2011
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$16,448	$20,132
Accounts receivable, net	9,048	8,541
Inventories	10,859	8,003
Other current assets	2,996	3,011

Total current assets	39,351	39,687

Property and equipment, net	4,544	4,661
Goodwill	13,749	11,917
Other intangibles, net	5,191	2,985
Deferred tax assets	53	6
Other assets	172	431

Total assets	$63,060	$59,687

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,060	$981
Accrued expenses	6,777	5,539
Acquisition-related obligations	557	19

Total current liabilities	8,394	6,539

Deferred tax liabilities	1,673	989
Other long-term liabilities	105	71

Total liabilities	10,172	7,599

Stockholders’ equity
Common stock	165	163
Additional paid-in capital	64,694	64,619
Accumulated deficit	(3,869)	(6,440)
Accumulated other comprehensive loss	(433)	(606)
Less: treasury stock	(7,669)	(5,648)

Total stockholders’ equity	52,888	52,088

Total liabilities and stockholders’ equity	$63,060	$59,687

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the year ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Net sales	$14,801	$13,411	$56,735	$57,685
Cost of sales	4,363	3,888	15,867	17,458

Gross profit	10,438	9,523	40,868	40,227

Operating expenses:
Sales and marketing	5,501	4,729	20,811	19,375
General and administrative	2,696	2,711	10,973	11,228
Research and development	1,561	1,139	5,092	4,425
Restructuring charges	—	112	—	2,161
Gain on divestitures	(250)	—	(248)	(735)
Impairment charge	—	—	—	83

Total operating expenses	9,508	8,691	36,628	36,537

Income from operations	930	832	4,240	3,690

Other income (loss):
Interest income, net	9	4	77	11
Other income (loss), net	(84)	(52)	(324)	51

Total other income (loss), net	(75)	(48)	(247)	62

Income before income taxes	855	784	3,993	3,752

Provision for income taxes	157	438	1,422	1,609

Net income	$698	$346	$2,571	$2,143

Net income per share of common stock:
Basic	$0.05	$0.02	$0.17	$0.14

Diluted	$0.04	$0.02	$0.16	$0.13

Weighted average shares outstanding:
Basic	15,154	15,407	15,194	15,458

Diluted	15,597	15,821	15,638	15,989

Cash dividends declared per common share	$0.025	$0.020	$0.100	$0.080

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the year ended
	December 31, 2012		December 31, 2011		December 31, 2012		December 31, 2011
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$9,844	67%	$8,974	67%	$38,273	67%	$36,958	64%
International	4,957	33%	4,437	33%	18,462	33%	20,727	36%

Total Net Sales	$14,801	100%	$13,411	100%	$56,735	100%	$57,685	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

IMPACT OF FOREIGN CURRENCY AND BUSINESS ACTIVITIES

(amounts in thousands)

(unaudited)

	2012				2011				2010
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Total net sales	14,801	13,645	14,361	13,928	13,411	14,564	15,112	14,598	14,431	13,656	14,158	13,815
Impact of currency exchange rate fluctuations (1)	(215)	(481)	(470)	(146)	15	431	669	10	(420)	(418)	(336)	314
Net impact of acquisitions and distributed sales, excluding currency exchange rate fluctuations (2)	—	—	—	—	260	319	335	328	156	—	—	95
Net impact of discontinued products, excluding currency rate fluctuations (3)	(31)	(1,109)	(1,342)	(1,584)	(1,904)	(370)	(76)	(45)	(100)	(105)	(65)	—

(1)	Represents the impact of the change in foreign exchange rates compared to the corresponding quarter of the prior year based on the weighted average exchange rate for each quarter.
(2)	Represents the impact of new sales of acquired products or businesses and newly distributed sales of other manufacturers’ during the current year period, measured for 12 months following the date of the event or transaction.
(3)	Represents the impact of sales related to discontinued and divested products, and discontinued distributed sales of other manufacturers’ products, during the comparable prior period, measured for 12 months following the date of the event or transaction.

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending December 31, 2012
Net sales as reported	$14,801
Impact of currency exchange rate fluctuations	215

Adjusted net sales		$15,016

For the three months ending December 31, 2011
Net sales as reported	$13,411
Net impact of discontinued products sales excluding currency	(31)

Adjusted net sales		$13,380

Adjusted net sales increase for the three months ending December 31, 2012		$1,636	12%

Reconciliation between GAAP and Non-GAAP Americas sales growth:
For the three months ending December 31, 2012
Net sales as reported		$9,844

For the three months ending December 31, 2011
Net sales as reported	$8,974
Net impact of discontinued products sales excluding currency	—

Adjusted net sales		$8,974

Adjusted net sales increase for the three months ending December 31, 2012		$870	10%

Reconciliation between GAAP and Non-GAAP International sales growth:
For the three months ending December 31, 2012
Net sales as reported	$4,957
Impact of currency exchange rate fluctuations	215

Adjusted net sales		$5,172

For the three months ending December 31, 2011
Net sales as reported	$4,437
Net impact of discontinued products sales excluding currency	(31)

Adjusted net sales		$4,406

Adjusted net sales increase for the three months ending December 31, 2012		$766	17%

Reconciliation between GAAP and Non-GAAP sales growth:
For the year ending December 31, 2012
Net sales as reported	$56,735
Impact of currency exchange rate fluctuations	1,312

Adjusted net sales		$58,047

For the year ending December 31, 2011
Net sales as reported	$57,685
Net impact of discontinued products sales excluding currency	(4,066)

Adjusted net sales		$53,619

Adjusted net sales increase for the year ending December 31, 2012		$4,428	8%

Reconciliation between GAAP and Non-GAAP sales growth for Quarterly Guidance:
For the three months ending March 31, 2013
Net sales per guidance	$15,000
Impact of currency exchange rate fluctuations	19

Adjusted net sales		$15,019

For the three months ending March 31, 2012
Net sales as reported		$13,928

Adjusted net sales increase for the three months ending March 31, 2013		$1,091	8%

Reconciliation between GAAP and Non-GAAP sales growth for Annual Guidance:
For the year ending December 31, 2013
Net sales per guidance	$61,500
Impact of currency exchange rate fluctuations	(120)

Adjusted net sales		$61,380

For the year ending December 31, 2012
Net sales as reported		$56,735

Adjusted net sales increase for the year ending December 31, 2013		$4,645	8%

	For the three months ended		For the year ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Reconciliation between GAAP and Non-GAAP operating expenses:
Operating expenses as reported	$9,508	$8,691	$36,628	$36,537
Restructuring charges	—	(112)	—	(2,161)
Gain on divestitures	250	—	248	735
Impairment charges	—	—	—	(83)

Adjusted operating expenses	$9,758	$8,579	$36,876	$35,028

	For the three months ended		For the year ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Reconciliation between GAAP and Non-GAAP income from operations
Income from operations, as reported	$930	$832	$4,240	$3,690
Restructuring charges	—	112	—	2,161
Gain on divestitures	(250)	—	(248)	(735)
Impairment charges	—	—	—	83

Adjusted income from operations	$680	$944	$3,992	$5,199